EXHIBIT 99.1

SUBSCRIPTION AND SHAREHOLDER AGREEMENT
FOR “JV”

(A PRC-BASED LIMITED LIABILITY COMPANY
TO BE FORMED, ACTUAL NAME TO BE AGREED)

BETWEEN

(1) SHANGHAI YING YUE NETWORK TECHNOLGY LTD

AND

(2) AZUR CAPITAL SDN BHD

AND

(3) CHINA TEL GROUP, INC.

This Subscription and Shareholder Agreement (“Agreement”), dated for reference purposes as of November 11, 2010 is entered into between Shanghai Ying Yue Network Technology Ltd (“YYNT”), Azur Capital SDN BHD (“Azur”) and China Tel Group, Inc. (“ChinaTel”).  In this Agreement, YYNT, Azur and ChinaTel are each referred to as a “Party” and together as the “Parties.”  JV (as such term is defined herein), shall become a Party to this Agreement (and shall be deemed as one of the Parties for purposes of this Agreement) by executing and delivering a counterpart signature page.  This Agreement shall be effective as to all Parties except for JV as of the Effective Date, and effective as to JV as of the date of its execution and delivery of a signature page.

I.   RECITALS

A.	Shanghai Ying Yue Network Technology Ltd (“YYNT”) is a limited liability company organized under the laws of the People’s Republic of China (“PRC”), with headquarters in Shanghai, PRC.

B.
YYNT owns or controls approximately 34,000 km (but in no event less than 33,000 km) of installed fiber optic cable (“fiber”) which  extends between various PRC cities and provinces as depicted on the map of PRC attached as Exhibit A (the “Backbone Fiber”).  YYNT also owns or controls fiber which encircles metropolitan areas within certain PRC cities (the “Metro Ring Fiber”).  YYNT and/or its affiliates may own or controls multiple fiber strands, but the subject matter of this Agreement and the defined terms Backbone Fiber and Metro Ring Fiber extend to one of those strands.  The Backbone Fiber and Metro Ring Fiber requires infrastructure equipment (“head-ins”) in order to make it suitable for transport of telecommunication data (fiber improved by head-ins = “lit fiber,” fiber without head-ins = “dark fiber”). YYNT also relationships with third-party telecommunications providers who are potential users of lit fiber.

C.	Azur is a company organized under the laws of Brunei, with headquarters in Bandar Seri Begawan, Brunei.

D.	Azur is a holding company with access to capital contemplated by this Agreement. Azur also has relationships with third-party telecommunications providers who are potential users of lit fiber.

E.
ChinaTel is a corporation organized under the laws of the United States (“US”) (specifically, Nevada law), with headquarters in San Diego, California.  The Series A common stock of ChinaTel is publicly traded on the US Over-the-Counter Bulletin Board Stock Exchange under the symbol “OTCBB:CHTL” (“CHTL Stock”).

F.
ChinaTel is in the business of designing, building, deploying and operating high speed wireless broadband telecommunications networks in key markets throughout the world.  Such networks rely in part on fiber to transport data between and within network nodes.  ChinaTel has strategic relationships with leading manufacturers of telecommunications infrastructure equipment.  ChinaTel’s relationships include access to favorable vendor financing terms for purchase and installation of the manufacturers’ equipment.

G.	The Parties enter into this Agreement to define their respective rights and obligations. Upon mutual execution, this Agreement shall supersede entirely any prior agreement between the Parties.

II.   DEFINITIONS

Wherever used in this Agreement, the following terms shall have the following meanings, even if the same term appears in “bold” in other sections of this Agreement immediately following a reference to such term defined in this section.  Any term which appears in other sections of this Agreement in “bold,” but which is not otherwise defined in this section, shall have the meaning ascribed by the words or clause immediately preceding such reference to the term in “bold.”

“YYNT Network”	All Backbone Fiber and Metro Ring Fiber that becomes lit by head-ins and therefore suitable for use by telecommunications providers to transport data.

“Backbone Fiber”	That portion of one strand of the fiber owned (prior to the Effective Date) by YYNT that extends between one PRC city or province and another PRC city or province.

“Dollar(s) or $”
The symbol “$” followed by a numerical expression represents currency in the form of US Dollars (also known as USD).  Where any monetary consideration is expressed in Dollars in this Agreement but is more appropriately paid or measured in Renminbis, such consideration shall be converted at the official rate of exchange between such currencies at the time the consideration is paid or incurred.

“Effective Date”	The date this Agreement has been signed by all Parties (other than JV), or if signatures of different Parties occur on different days, the date of the signature of the last such Party to sign.

“Engineering Services”
Services ChinaTel shall provide, directly or through subcontractors, to design head-in equipment and other infrastructure upon which equipment manufacturers shall submit proposals leading to the execution of the Equipment Contract.

“Entities”	Generic reference to New Co, HK Co, WFOE and/or JV collectively, or to one or more of them.

“Equipment Contract”	One or more contracts for design, manufacture and installation of head-ins and other infrastructure equipment required to light 9,000 km of dark Backbone Fiber.

“HK Co”
A fictitious name for a limited liability company to be created, registered, and organized by Azur and ChinaTel under the laws of Hong Kong.  HK Co shall be a wholly owned subsidiary of New Co.  The actual name of HK Co shall be mutually agreed among Azur and ChinaTel based on marketing and legal considerations.

“JV”
A fictitious name for a limited liability company to be created, registered, and organized under the laws of the PRC and in accordance with the terms of this Agreement.  YYNT on the one part, and Azur and ChinaTel on the other part (through New Co) shall subscribe to the stock of JV as further descried in this Agreement.  The actual name of JV shall be mutually agreed among the Parties based on marketing and legal considerations.

“Metro Ring Fiber”
That portion of one strand of the fiber owned (prior to the Effective Date) by YYNT and which is geographically within the boundaries of a single PRC city.  For purposes of determining the boundaries of a city, any contiguous geographic area that is subject to a discrete license issued by the PRC Ministry of Industry and Information Technology constitutes a city.

“New Co”
A fictitious name for a limited liability company to be created, registered, and organized by Azur and ChinaTel under the laws of the Cayman Islands.  The actual name of New Co shall be mutually agreed among Azur and ChinaTel based on marketing and legal considerations.

“WFOE”
A fictitious name for a limited liability company to be created, registered, and organized by Azur and ChinaTel under the laws of the PRC.  WFOE shall be a wholly owned subsidiary of HK Co, and shall be organized so as to qualify as a “wholly foreign owned enterprise” under PRC law.  The actual name of WFOE shall be mutually agreed among Azur and ChinaTel based on marketing and legal considerations.

III.           AGREEMENT

1.   Overview of Transaction

1.1   The main business model to be achieved under this Agreement is for the Parties to combine their respective resources to install head-ins and upgrade existing dark Backbone Fiber and Metro Ring Fiber into lit fiber for use by ChinaTel and for payment of transport fees at market rates by other third party telecommunication providers, all for the mutual financial benefit of the Parties.

1.2   The Parties shall form JV under PRC law.  Azur and ChinaTel shall take their interest in JV through New Co.  WFOE, New Co’s indirect wholly-owned subsidiary (through HK Co, as intermediate wholly-owned subsidiary), shall enter into various contractual arrangements with JV to achieve the financial goals of the Parties under this Agreement.  Those financial goals include: (i) WFOE controls, directly or indirectly, the PRC-based assets comprising the YYNT Network, the revenue to be generated from those assets, and the corporate governance of JV, and (ii) New Co and/or HK Co leverage the PRC-based operations with offshore (non-PRC) based debt.

1.3   In consideration of their respective interests in the business model, YYNT shall contribute all of its right, title and interest in the Backbone Fiber, a right to access the Metro Ring Fiber for evaluation purposes, an option to purchase the Metro Ring Fiber, and its contacts and relationships with potential third-party users of lit fiber to JV.  Azur shall contribute its contracts and relationships with potential third-party users of lit fiber.  ChinaTel shall contribute its expertise, Engineering Services, an Equipment Contract and shall finance the CAPEX and OPEX required to install head-ins.

1.4   This Agreement becomes binding and fully enforceable on YYNT, Azur and ChinaTel as of the Effective Date, and on JV upon its execution of the Agreement, notwithstanding that JV will not yet have been formed and other contractual arrangements between JV and WFOE are expected to occur in the future in accordance with the terms of this Agreement.

2.   Deliverables by the Parties

2.1   Immediately following the Effective Date and notwithstanding that JV and WFOE have not yet registered to do business, ChinaTel shall, directly and through subcontractors, advance WFOE up to $1 million of Engineering Services.  All work performed directly by ChinaTel or any affiliate of ChinaTel (whether included in Engineering Services or subsequent to execution of the Equipment Contract) shall be performed at ChinaTel’s actual cost, including allowance for indirect labor costs such as fringe benefit and allocated overhead.  YYNT and/or JV agree to provide ChinaTel and its subcontractors full access to the Backbone Fiber and Metro Ring Fiber for purposes of conducting its Engineering Services.

2.2   Immediately following the Effective Date, Azur and ChinaTel shall proceed diligently and cooperatively with all steps necessary or desirable to create, organize, capitalize and register JV, WFOE, and the other Entities who will own WFOE.  Azur shall take the lead in creating the Entities on behalf of the Parties.  Immediately following registration of the Entities to do business, JV and WFOE shall enter into a series of contracts to achieve the financial goals described in Sections 1.1 and 1.2.

A.   Corporate Structure and Governance of JV

3.   JV Structure

3.1   There shall be one class of stock of JV.  YYNT shall subscribe to 51% and New Co 49% of the stock of JV.  Each shareholder shall have preemptive rights to subscribe to any subsequently issued shares of the common stock of JV.  The Board of Directors of JV shall be comprised of five Directors.  As majority shareholder, YYNT shall appoint all five Directors, three of whom shall irrevocably be as requested by ChinaTel, and one of whom shall irrevocably be as requested by Azur.

3.2   The Bylaws of JV shall include standard provisions for protection of minority and majority holders of JV’s stock, including right of first refusal and mutual co-sale rights and a resolution for breaking deadlocks in buy-sell decisions, and shall provide that the following events require unanimous consent of all Shareholders: (i) a sale of all or substantially all the assets, (ii) a public listing of the stock, (iii) a voluntary petition for bankruptcy or equivalent liquidation or reorganization of the company, (iv) any action to amend the Articles of Association or other means that increases the number or class of shares of JV, and (v) any action to amend the Bylaws in a manner that changes the number or procedure for appointment of Directors from the manner described in Section 3.1, or the two signature requirement described in Section 3.3.

3.3   The Bylaws of JV shall provide that all bank accounts and contracts in excess of $500 require two signatures, one signature each by a Director or Executive Officer appointed by or at the request of (a) ChinaTel and (b) YYNT or Azur.  The corporate seal or “chop” of JV shall be held by an attorney or other neutral party who conducts business in the same city as the principal place of business of JV.  Such neutral party shall certify resolutions or other documents requiring use of the seal or chop of JV only upon written instructions containing two signatures, one each by a Director or Executive Officer appointed by or at the request of (a) ChinaTel and (b) YYNT or Azur.

3.4   Within 10 of the date JV is registered to do business, YYNT shall convey to JV the following interests:

3.4.1   100% ownership of the Backbone Fiber.  To the extent such transfer is prohibited under RPC law, YYNT shall convey the maximum percentage of ownership permitted under PRC law, and/or an exclusive, perpetual and indefeasible right to use the Backbone Fiber.  As to any license, authorization or right to use the Backbone Fiber that is incapable of transfer of ownership, YYNT shall cooperate to contract with, assign, lease, pledge or otherwise convey to JV all or so much of the beneficial rights in such asset or right to the maximum extent authorized under PRC law, and to otherwise account to JV for any residual ownership interest YYNT is unable to transfer, and for any financial difference that arises from the inability to transfer full ownership.  Exhibit A identifies the portions of the Backbone Fiber that YYNT warrants are free from defect, representing at least 14,000km.  As to any portion of the strand of the Backbone Fiber that is demonstrated to be unsuitable for transmission of data to at least a 400G standard upon installation of head-ins, YYNT shall, to the extent feasible, replace such strand between head-ins with a strand which is suitable.  As to any strand which is demonstrated to be unsuitable but for which it is not feasible to replace between head-ins (where, for example, all strands within a particular trench have been damaged), YYNT shall cooperate to allow WFOE access to the trench to effect repairs, or to arrange for repair on WFOE’s behalf but at WFOE’s expense, or to allow WFOE to bridge the data gap using microwave or other substitute means to transmit data, with the particular mode of substitution at WFOE’s discretion.

3.4.2   An unrestricted right of access to any or all of the Metro Ring Fiber, in order for JV to conduct tests and otherwise evaluate whether to upgrade any portion of the Metro Ring Fiber from dark to lit fiber.

3.4.3   An exclusive option to acquire, prior to installation of head-ins, 100% ownership of any or all the Metro Ring Fiber at a price or prices to be agreed, but generally comparable to the price per kilometer applicable to the Backbone Fiber.  To the extent conveyance of a 100% ownership interest upon exercise of JV’s option is prohibited under RPC law, YYNT shall convey the maximum percentage of ownership permitted under PRC law, and/or an exclusive, perpetual and indefeasible right to use the Metro Ring Fiber.  As to any license, authorization or right to use the Metro Ring Fiber that is incapable of transfer of ownership, YYNT shall cooperate to contract with, assign, lease, pledge or otherwise convey to JV all or so much of the beneficial rights in such asset or right to the maximum extent authorized under PRC law, and to otherwise account to JV for any residual ownership interest YYNT is unable to transfer, and for any financial difference that arises from the inability to transfer full ownership.  As to any strand of the Metro Ring Fiber that is demonstrated to be unsuitable for transmission of data to at least a 400G standard upon installation of head-ins, YYNT shall replace such strand between head-ins with a strand which is suitable.

3.5   Within ten days of the date both JV and WFOE are registered to do business, JV and WFOE shall enter into such contracts with each other as are necessary and desirable to achieve the business objectives of this Agreement as set forth in Sections 1.1 and 1.2.

3.6   As soon as practical after execution of the contracts between JV and WFOE, ChinaTel shall cause the execution of the Equipment Contract between WFOE and one or more leading international equipment manufacturers.  The equipment and services covered under the Equipment Contract shall be up to $7 million, which is estimated as sufficient to light 9,000 km of Backbone Fiber to a 100G standard.  The particular fiber to be lit shall be at the discretion of ChinaTel.  ChinaTel shall guaranty repayment of all deposits and installments called for under any vendor or bank financing terms included in the Equipment Contract which exceed WFOE’s operating capital, provided that JV and WFOE shall pledge any of their assets required as collateral for repayment of any such financing.

B.   Business Model

4.   Revenue and Expense of the YYNT Network

4.1   All contracts, capital expenditures, operating expenses and revenue in connection with the deployment and operation of the YYNT Network shall flow through WFOE to the maximum extent authorized by PRC law.  Any contract, revenue, or expense that must flow through YYNT and/or JV in the first instance shall be remitted to WFOE and accounted for in calculating the profit, loss and shareholder equity of WFOE.

4.2   WFOE shall contract with a management company to provide marketing and customer services to recruit and maintain third-party telecommunications providers as users of the YYNT Network, upon terms to be negotiated.

4.3   WFOE shall contract with an affiliate of YYNT to provide maintenance services in connection with operation of the YYNT Network, upon terms to be negotiated.

4.4   ChinaTel shall be entitled to the following discounts compared to tariffs or market rates charged to third-party telecommunications providers:  25% discount for the first 25% of the total capacity of the YYNT Network, plus 10% discount on the next 25% of the total capacity of the YYNT Network.  ChinaTel’s discount shall apply to usage by any telecommunications provider in which ChinaTel has at least a 25% direct or indirect ownership interest.

5.   Future Business Goals

At a future date, the Parties shall cooperate for (i) a PRC-based subsidiary of ChinaTel to qualify under PRC law to conduct equipment leasing activity, and (ii) ChinaTel to qualify as a foreign-invested telecommunications enterprise or other status under PRC law that would permit ChinaTel to take a direct percentage ownership interest in JV and/or in the YYNT Network.

C.   Other Terms

6.   Representations and Warranties

6.1   Each Party acknowledges that each other Party has been induced to enter into this Agreement on the basis of and in reliance upon the following representations, the accuracy of which each Party warrants to the other Parties.  The rights and remedies of a Party for breach of any warranty by any other Party shall not be affected by any due diligence investigation made by or on behalf of the Party relying on a representation, except pursuant to written waiver or release.  Where any representation is qualified by the expression "so far as the Party making the representation is aware" or words having similar effect, such representation shall be deemed to include a statement that such awareness means both actual knowledge of the Party and also such knowledge which the Party would have had if it had made reasonable inquiry of all relevant persons.

Each Party represents and warrants:

6.2   Such Party is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the country and state described as applicable to such Party in the Recitals, and has all requisite power to own, lease and operate its properties and to carry on its business as currently conducted and as proposed to be conducted in this Agreement.  No order has been made or petition presented (or pending) or resolution passed for the winding up of Such Party.  Such Party is not insolvent or unable to pay its debts as they fall due.

6.3   Such party has all requisite capacity, power and authority, and has taken all necessary corporate or other actions to enter into this Agreement.

6.4   Such party has done or will promptly do all such further acts, including necessary filings with appropriate governmental authorizes, required in order to give full force and effect to this Agreement.

6.5   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either: (a) a default under any provision, instrument, judgment, order, writ, decree, contract or agreement or (b) an event which results in the creation of any lien, charge or encumbrance upon any assets of such Party (except as expressly stated in this Agreement) or the suspension, revocation, forfeiture, or non-renewal of any material permit or license applicable to such Party.

6.6   No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Party.

Each of YYNT and JV, on a joint and several basis, represents and warrants:

6.7   All information in Recitals A and B is correct.

6.8   All information in Schedule 1 attached to this Agreement is complete and correct.

Azur represents and warrants:

6.9   All information in Recitals C and D is correct.

ChinaTel represents and warrants:

6.10   All information in Recitals E and F is correct.

7.   Indemnification

Each Party agrees to defend, indemnify and hold harmless each other Party and its successors, permitted assigns, employees, officers, agents, managers, shareholders and affiliates, from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys’ fees (both those incurred in connection with the defense or prosecution of an indemnity claim and those incurred in connection with the enforcement of this provision) resulting from or arising out of (i) any failure of the indemnifying Party to perform or fulfill any undertaking, covenant or agreement applicable to such Party in this Agreement, and (ii) any material breach of a representation and warranty contained in Section 6 and Schedule 1 of this Agreement and applicable to the indemnifying Party.

8.   Successors and Assigns; Assignment

This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the Parties hereto and any of their respective successors, permitted assigns and affiliates who agree in writing to be bound by the terms of this Agreement.  No Party may assign its rights, in whole or in part, under this Agreement without the prior written consent of each of the other Parties, which consent shall not be unreasonably withheld, provided, no refusal of consent shall be considered unreasonable if the requested assignment would relieve the assigning Party of any of its duties under this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties to this Agreement, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.   Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.  If notice is given to ChinaTel, notice shall also be given to the counsel for ChinaTel to be delivered in the same manner as to ChinaTel at the address, facsimile number or e-mail address immediately below:

Kenneth L. Waggoner
Vice President and General Counsel
China Tel Group, Inc.
12526 High Bluff Drive, Suite 155
San Diego, California 92130
Facsimile:  +1 (760) 359-7042
E-Mail:       kwaggoner@chinatelgroup.com

10.   Governing Law

This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to conflict of law principles that would result in the application of any law other than the laws of the Hong Kong, as the same apply to agreements executed solely by residents of Hong Kong and wholly to be performed within Hong Kong.

11.   Dispute Resolution

Each Party may, at any time, deliver to one or more the other Parties a dispute notice setting forth a brief description of the issues to be resolved through the dispute resolution mechanism set forth in this Section.  Such dispute notice shall specify the provision or provisions of this Agreement and the facts or circumstances that are the subject matter of dispute.  Immediately following the receipt of a dispute notice, the Parties shall cause representatives of their respective senior management to meet and seek to resolve the dispute cordially through informal negotiations.  If the Parties’ representatives are unable to resolve the dispute within 20 business days of the receipt of the dispute notice (or such extended time period as the Parties may agree), then the dispute shall be submitted to the Hong Kong International Arbitration Center (“HKIAC”) for binding arbitration conducted in English by a single arbitrator.  The dispute(s) shall be resolved pursuant to the United Nations Commission on International Trade Law Arbitration Rules.  The award of the arbitrator shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction.

The Dispute resolution proceedings contemplated by this Section shall be confidential and private, as permitted by applicable law.  To that end, the Parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section and materials prepared or submitted in connection with such proceedings shall not be admissible in any other legal proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitration award and shall not bar disclosure required by applicable law.  The Parties agree that any decision or award resulting from proceedings in accordance with this Section shall have no preclusive effect in any other matter involving third parties.

12.   Attorneys’ Fees

If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

13.   Severability

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

14.   Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

15.   Entire Agreement

This Agreement constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.

16.   Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

17.   Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

THE SIGNATURES OF THE PARTIES APPEAR ON THE FOLLOWING PAGE

SHANGHAI YING YUE NETWORK TECHNOLOGY LTD By /s/ Zhu Xiang Zhu Xiang, Authorized Signatory Lane 310, no 2 Yongjia Road Shanghai 200031 PRC Facsimile: +86 21 6254 0854 E-Mail:
AZUR CAPITAL SDN BHD

By  /s/ Carol Choi
Greenland Limited, Its Director
Carol Choi, Authorized signatory of Greenland Limited

Britannia House
41, 4th Floor, Cator Road
Bandar Seri Begawan BS8811
Brunei Darussalam
Facsimile: + 852 2527 0762
E-Mail: ________________________

CHINA TEL GROUP, INC.

By /s/ George Alvarez
George Alvarez, its Chief Executive Officer

12656 High Bluff Drive, Suite 155
San Diego, California 92130 USA
Facsimile: + (760) 359-7043
E-Mail: galvarez@chinatelgroup.com

JV (this information will be inserted and a substitute signature page created after JV is formed)

By _________________________________
    X, its Chief Executive Officer

Address
City, State, Country
Facsimile:
Email:

SCHEDULE 1 TO SHARE SUBSCRIPTION AGREEMENT
BETWEEN YYNT, AZUR CAPITAL SDN BHD, AND CHINA TEL GROUP, INC.

REPRESENTATIONS AND WARRANTIES OF YYNT AND JV

1.   Due Establishment, Agreements and Corporate Power

1.1   The entire equity interest of YYNT is free from all liens, charges, equities, and other Encumbrances or interests in favour of any other person.

1.2   The copies of the business licence and the articles of association of YYNT provided to ChinaTel are true and complete and have embodied in them or annexed to them a copy of every such supplement agreement or document (if any) as is required by PRC laws and regulations.

2.   Financials

2.1   The accounts of YYNT for the years 2008-2009 provided to ChinaTel (“Accounts”) have been prepared in accordance with the requirements of all relevant PRC law and regulations and generally acceptable accounting practice and policies applied in the PRC and on a consistent basis and give a true and fair view of the state of affairs of YYNT for the period ended December 31, 2009, and make proper provision for all actual liabilities, bad or doubtful debts, the Taxation in the PRC and proper provision for or contain full particulars in notes of (in accordance with good accounting practice) all contingent unqualified deferred or disputed liabilities and all capital commitments and all assets or stock which are wholly or in part lost, obsolete or depreciated in value and all contractual or statutory payment required to be made by YYNT to any director or consultant of YYNT and have consistently applied the bases and policies of accounting in the audited balance sheet and profit and loss accounts for the two years ended December 31, 2009 and except where specified are not affected by any extraordinary exceptional or non-recurring item.

2.2   The Accounts truly and fairly reflect the financial position of YYNT as at December 31, 2009 and truly and fairly disclose all assets and liabilities of YYNT as at December 31, 2009.

2.3   The provision for Taxation in the Accounts is sufficient to cover all Taxation assessed or liable to be assessed on YYNT or for which YYNT is then or may then be or become accountable in respect of profits, income earnings, receipts, transfers, events and transactions up to December 31, 2009.

2.4   YYNT has duly complied and will continue to duly comply with its obligations to account to the relevant Taxing Authorities for all amounts for which it is or may become accountable in respect of Taxation.

2.5   All returns, computation and payments in connection with Taxation that should have been made by YYNT have been made in a timely manner and on a proper basis and will until Completion continue to be so made.

2.6   YYNT has exercised its reasonable endeavours to preserve and secure all tax benefits and refunds.

2.7   All particulars furnished to PRC Taxation Authority and other Taxation Authorities, in connection with the application for any consent or clearance on behalf of YYNT or affecting YYNT fully and accurately disclosed all facts and circumstances material for the decision of those authorities, and consent or clearance is valid and effective; and any transaction, for which consent or clearance has previously been obtained, has been carried into effect (if at all) only in accordance with the terms of the relative application and consent or clearance.

1

2.8   YYNT has not taken or omitted to take any action which has had, or might have, the result of altering, prejudicing or in any way adversely affecting any arrangement or agreement which it has previously negotiated with any Taxation Authorities in the PRC or any other jurisdiction.

2.9   No member of YYNT is, nor expects to become, a passive foreign investment company (“PFIC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”).

2.10   No shareholder of any member of YYNT, solely by virtue of its status as shareholder of YYNT, has personal liability under PRC law for the debts and claims of YYNT.  There has been no communication from any tax authority relating to or affecting the tax classification of any member of YYNT.

2.11   YYNT has not entered into or been a party to any schemes or arrangements designed partly or wholly for the purpose of it or any other person avoiding Taxation.

2.12   All assets of YYNT of a wasting or depreciable nature are stated in the Accounts after deduction of depreciation, and such depreciation being in amounts sufficient to write down such assets over their respective expected useful economic lives, and unless stated to the contrary in the Accounts, depreciation is calculated on a straight line basis and a consistent depreciation policy has been adopted over all assets and there has been no change in the basis and policy of depreciation.

2.13   A consistent accounting policy has been adopted by YYNT for the two years ended December 31, 2009 and there has been no material change thereof.

2.14   YYNT does not hold any security (including any guarantee or indemnity) which is not valid or enforceable against the grantor thereof in accordance with its terms.

2.15   In relation to all financing arrangements to which YYNT is a party:

(a)   there has been no contravention of or non-compliance with any provision of any such document;

(b)   no steps for the enforcement of any Encumbrances have been taken or threatened;

(c)   there has not been any alteration in the terms and conditions of any of the said arrangements or facilities all of which are in full force and effect and YYNT is unaware of any circumstances whereby the terms and condition of any facilities might be prejudiced or which might give rise to any alteration in the terms or conditions of any of the facilities;

(d)   nothing has been done or omitted to be done whereby the continuance of the said arrangements and facilities in full force and effect might be affected or prejudiced, in particular, as a result of other matters or transactions contemplated in this Agreement; and

(e)   none of the arrangements is dependent on the guarantee of or on any security provided by a third party.

2.16   The total amount borrowed by YYNT:

(a)   from its bankers does not exceed its overdraft facilities; and

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(b)   from whatsoever source does not exceed any limitation on borrowing contained in its articles of association or any other deed or document binding on it.

2.17   All dividends or distributions declared, made or paid by YYNT have been declared, made or paid in accordance with its articles of association and PRC law and regulations.

2.18   No part of the amounts included in the Accounts, or subsequently recorded in the books of YYNT, as owing by any debtors is overdue by more than two (2) months or the credit period as agreed by YYNT, or has been released on terms that any debtor pays less than the full book value of his debt other than discount or allowance in accordance with normal trade practice or has been written off or has proved to any extent to be irrecoverable or is now regarded by YYNT as irrecoverable in whole or in part.

2.19   YYNT does not have any outstanding commitment for capital expenditure or any agreement or arrangement which is either (i) not on an arm's length basis or (ii) exceeds US$ 50,000 in the aggregate.  There is no outstanding mortgage or charge on the whole or any part of the undertaking, property or assets of YYNT.

2.20   Since the date of the Accounts there has been (i) no material adverse change in YYNT's financial position or prospects, (ii) the business has operated in the ordinary course and (iii) so far as YYNT is aware, no material liabilities (actual, contingent or disputed) have arisen other than those disclosed in the Accounts and/or those arising in the ordinary course of business of YYNT since the date of the Accounts up to the Effective Date.

3.   Assets

3.1   YYNT is the legal owner of the Backbone Fiber and the Metro Ring Fiber, free from all liens, charges, equities or other Encumbrances or interests in favour of any other person.

3.2   All necessary licenses, consents, registrations, permits and authorities (public and private) have been obtained by YYNT to enable YYNT to carry on its business effectively in the PRC and in the manner in which such business is now carried on and all such licenses, consents, permits and authorities are valid and subsisting and YYNT knows of no reason why any of them should be suspended, cancelled or revoked or should not be renewed or reissued upon or prior to their expiry.

3.3   Save for disposals in the ordinary course of its business, the assets of YYNT have been under its control.

3.4   The machinery equipment, vehicles and other devices used in connection with the business of YYNT:

3.5   The machinery equipment, vehicles and other devices used in connection with the business of YYNT:-

(a)   are properly registered with or approved by the relevant PRC authorities if the import, use or ownership of the same by YYNT requires such registration or approval under PRC law and regulations;

(b)   are in a good and safe state of repair and condition and satisfactory working order and have been regularly and properly maintained;

(c)   are not to any extent surplus to requirements;

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(d)   are in the possession and control of YYNT and are the absolute property of YYNT, save for those items as disclosed in the Accounts;

(e)   are not expected to require replacements or additions; and

(f)   are all capable, and (subject to normal wear and tear) will remain capable, throughout the respective periods of time during which they are each written down to a nil value in the accounts of YYNT (in accordance with the recognised accountancy principles in the PRC), fit for the purpose for which they were designed or purchased.

3.6   Maintenance contracts are in full force and effect in respect of all assets of YYNT in connection with its business which it is normal or prudent to have maintained by persons carrying on similar business, and in respect of all assets which YYNT is obliged to maintain or repair under any leasing or similar agreement; and all those assets have been regularly maintained to a good technical standard, and in accordance with safety regulations usually observed in relation to assets of that description, and in accordance with the terms and conditions of any applicable leasing or similar agreement.

4.   Business

4.1   The business of YYNT is in compliance with and is lawful under PRC law and regulations and all approvals, consents, permits, licences and/or any similar authority necessary for the operation of the business of YYNT and for the business of YYNT to comply with PRC law and regulations have been duly obtained and are in force and valid.

4.2   YYNT has carried on its business in the ordinary and usual course and without having entered into any material transaction, assumed any material liability or made any material payment not provided for in the Accounts which is not in the ordinary course of its business or suffered any material adverse interruption or alteration in the nature, scope or manner of its business.

4.3   YYNT has paid its creditors within the time agreed with such creditors and there are not debts outstanding by YYNT which have been due for more than six months.

4.4   YYNT has not entered into, or agreed to enter into, any capital commitments.

4.5   No unusual trade discounts or other special terms have been incorporated into any contract entered by YYNT inconsistent with the previous practice of YYNT.

4.6   YYNT’s compliance with the terms of this Agreement will not:

(a)   cause YYNT to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with YYNT not to continue to do so on the same basis as previously does;

(b)   relieve any person of any obligation to YYNT (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by YYNT or to exercise any right whether under an agreement with or otherwise in respect of it;

(c)   result in any present or future indebtedness of YYNT becoming due or capable of being declared due and payable prior to its stated maturity;

(d)   give rise to or cause to become exercisable any right of pre-emption;

4

(e)   adversely affect YYNT’s relationships with its clients, customers, suppliers or employees;

(f)   result in any revocation or suspension of any licences permit or consent held by or granted to YYNT; or

(g)   result in the termination of any contract to which YYNT is a party.

5.   Litigation

5.1   Neither YYNT nor any person for whose acts and/or defaults it may be vicariously liable, is at present engaged whether as claimant, defendant or otherwise in any legal action, proceeding or arbitration which is either in progress or is threatened or is pending or is being prosecuted for any criminal offence and no governmental or official investigation or inquiry concerning YYNT is in progress or pending.

5.2   There are no circumstances likely to lead to any such claim or legal action, proceeding or arbitration (other than as aforesaid) prosecution, investigation or enquiry.

5.3   No claims, lawsuits, legal or other proceedings are pending or threatened against YYNT or its business before any court, arbitration tribunal, administrative body.

6.   Statutory and legal requirements

6.1   YYNT has conducted its business in all respects in accordance with all applicable laws and regulations of the PRC and there is no order, decree or judgment of any court or any governmental agency of the PRC outstanding against YYNT or which may have a material adverse effect upon the assets or business of YYNT.

6.2   All necessary licences, consents, registrations, permits and authorities (public and private) have been obtained by YYNT to enable YYNT to carry on its business effectively in the PRC and in the manner in which such business is now carried on and all such licences, consents, permits and authorities are valid and subsisting and YYNT knows of no reason why any of them should be suspended, cancelled or revoked or should not be renewed or reissued upon or prior to their expiry.

6.3   YYNT has not committed and is not liable for any criminal, illegal, unlawful or unauthorised act or breach of covenant, contract or statutory duty.

6.4   No key employee or senior management of YYNT has:

(a)   been convicted of a criminal offence; or

(b)   been disqualified from being a company director.

6.5   YYNT is not or, to YYNT’s knowledge, no senior management, administrators, or members of YYNT is an OFAC Sanctioned Person (as defined below).  To YYNT’s knowledge, their senior management, administrators, or members are in compliance with, and have not previously violated, the USA Patriot Act of 2001, and all other applicable United States and PRC anti-money laundering laws and regulations.  To the knowledge of YYNT, none of (i) the execution, delivery and performance of this Agreement, or (ii) the consummation of any transaction contemplated hereby or thereby, or the fulfilment of the terms hereof or thereof, will result in a violation by the Shareholders or key employee, of any of the OFAC Sanctions or of any anti-money laundering laws of the United States, the PRC or any jurisdiction.

5

For the purposes of this Section 6.5:

(a)   “OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC.  For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac.

(b)   “OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a United States Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”).  For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than government and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn.

(c)   “United States Person” means any United States citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

6.6   YYNT has not or, to YYNT’s knowledge, no senior management, administrators, or members of YYNT has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to:

(a)   any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority, or

(b)   any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority.

In the case of both (a) and (b) above in order to assist YYNT to obtain or retain business for, or direct business to YYNT, as applicable, subject to applicable exceptions and affirmative defences.  YYNT has not or none of YYNT’s senior management, administrators, or members has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation subject to applicable exceptions and affirmative defences.

6.7   No person, not being a director of YYNT, has any actual or ostensible authority, whether under a power of attorney, agency agreement or otherwise, to commit YYNT to any obligation other than an obligation of a nature which it is usual for it to incur in the ordinary course of its business.

7.   Records

7.1   All accounting records, vouchers, invoices, ledgers, contracts and memoranda and all other accounting documents of YYNT and records of all transactions thereof are in the possession of YYNT and have been accurately and properly written up, kept and maintained in accordance with generally accepted accounting practice in the PRC and together shows a true and fair view of the affairs and financial position of YYNT.

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7.2   Without prejudice to the generality of Section 7.1, the minute book of directors’ meetings and the minute book of shareholders’ meetings respectively of YYNT contain full and accurate records of all resolutions passed by the directors and the shareholders of YYNT and no resolutions have been passed by either the directors or shareholders of YYNT which are not recorded in the relevant minute books.

7.3   All documents requiring to be filed with any relevant authorities in the PRC by YYNT have been properly made up, presented, filed and approved.

8.   Intellectual Property

8.1   YYNT is the sole legal and beneficial owner of (or applicant for) the Intellectual Property Rights used or held for use in its business (“YYNT’s Intellectual Property Rights”), free from all Encumbrances.

8.2   The YYNT’s Intellectual Property Rights are valid, subsisting and enforceable and nothing has been done or not been done as a result of which any of them has ceased or might cease to be valid, subsisting or enforceable. In particular:

(a)   all application and renewal fees and other steps required for the maintenance or protection of such rights have been paid on time or taken;

(b)   all know-how (including trade secrets and confidential information) owned or used by YYNT has been kept confidential and has not been disclosed to third parties (other than parties who have signed written confidentiality undertakings in respect of such information;

(c)   no mark, trade name or domain name identical or similar to any such rights has been registered or is being used by any person in the same or a similar business to that of YYNT, in any country in which YYNT has registered or is using that mark, trade name or domain name; and

(d)   there are and have been no claims, challenges, disputes or proceedings, pending or threatened, in relation to the ownership, validity or use of such rights.

8.3   There has been no infringement by any third party of any YYNT’s Intellectual Property Rights and no such infringement is current or anticipated.

8.4   A change of Control of YYNT will not result in the termination of or have any material effect on any YYNT’s Intellectual Property Rights.

8.5   The activities of YYNT (and of any licensee of YYNT’s Intellectual Property Rights granted by YYNT) have not infringed, do not infringe and are not likely to infringe the Intellectual Property Rights of any third party.

9.   Insurance

9.1   YYNT has maintained insurance covers in respect of all risks and up to an extent that may reasonably be expected of a prudent businessman operating a business similar to that of YYNT.

9.2   All insurance policies taken out by YYNT are valid, binding, in full force and effect and not voidable.  There are no circumstances which might lead to any liability under any such insurance policies being avoided by the insurers or the premiums being increased and there is no claim outstanding under any such policy nor are there any circumstances likely to give rise to a claim.

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10.   Environmental

10.1   YYNT has at all times complied in all respects with all PRC environmental laws, regulations and official guidelines and YYNT has not received any notice, warning or communication of any kind stating, alleging, suggesting or otherwise indicating that a breach of any PRC environmental laws, regulations or official guidelines has occurred or is threatened.

10.2   YYNT has applied for, obtained and complied fully with all permits, licences, authorisations, consents and approvals required by any PRC environmental laws, regulations or official guidelines ("Environmental Licences") in respect of its business or assets.  There are no circumstances which could lead to the withdrawal or modification of any Environmental Licence or to the shortening of the term of any of them.

10.3   YYNT has no grounds to believe or suspect and does not believe or suspect that there are any actions, claims, proceedings, losses, expenses or other liabilities (whether actual or potential) in respect of any PRC environmental laws, regulations or official guidelines or the terms of any Environmental Licence for which YYNT or any of its directors, officers or employees is or may be held to be liable in relation to its assets or the conduct of its business.

10.4   YYNT has no grounds to believe or suspect and does not believe or suspect that expenditure (other than in respect of routine maintenance) will be required in relation to YYNT’s assets or the conduct of YYNT’s business in order to ensure future compliance with any PRC environmental laws, regulations or official guidelines and/or Environmental Licences including (but without limitation) any requirements expressed to come into effect at a future date.

11.   Fiber Capacity

11.1   All of the Backbone Fiber and Metro Ring Fiber, when upgraded with appropriate head-ins, shall have the capacity to transport data to at least a 400G standard, except as limited by Exhibit A and Section 3.4.1 of the Agreement.

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Exhibit A

全国本网机站线路距离示意图

西安到潼关一干西，
西安到宝鸡一干3
芯能用
148.54，海缆
长127.21
哈尔滨
长春
沈阳
北京
天津
石家庄
太原
呼和浩特
银川
兰州
西宁
西安
郑州
济南
武汉
长沙
南昌
合肥
南京
上海
杭州
福州
成都
重庆
贵阳
昆明
南宁
海口
广州

2008/3

Exhibit A to YYNT-Azur- ChinaTel Contract
Full Network (34,000 km)
Page 1 of 2

光缆网络维护机站分布示意图

北京
天津
石家庄
太原
济南
郑州
西安
重庆
长沙
广州
海口
合肥
南京
上海
杭州
福州
沈阳
长春
哈尔滨

Exhibit A to YYNT-Azur – ChinaTel Contract
Fully Warranted Portion of Network (14,000 km)

Page 2 of 2